Exhibit 32.2

SELECTICA, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amendment to the annual report of Selectica, Inc. (the “Company”) on Form 10-K/A for the year ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jim Thanos, Co-Chair of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 7, 2009

/S/ JIM THANOS
Jim Thanos
Co-Chair